AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1996
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    INNOVATIVE GAMING CORPORATION OF AMERICA
        (Exact name of Small Business Issuer as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1713864
                        (IRS Employer Identification No.)

                                4750 TURBO CIRCLE
                               RENO, NEVADA 89502
                    (Address of principal executive offices)

                     1992 STOCK OPTION AND COMPENSATION PLAN
                              (Full title of Plan)

                               EDWARD G. STEVENSON
                    INNOVATIVE GAMING CORPORATION OF AMERICA
                                4750 TURBO CIRCLE
                               RENO, NEVADA 89502
                                 (702) 823-3000
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             WILLIAM M. MOWER, ESQ.
                             DOUGLAS T. HOLOD, ESQ.
                         MASLON EDELMAN BORMAN & BRAND,
                  A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP
                               3300 NORWEST CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

                         CALCULATION OF REGISTRATION FEE

TITLE OF                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
REGISTERED                 REGISTERED           PER SHARE(1)      OFFERING PRICE(2)     REGISTRATION FEE
Common Stock ($.01           445,000               $8.75           $3,893,750.00          $1,342.67
par value per share)    additional shares


(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on June 20, 1996.

(2) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the option exercise price for such shares.



                            Exhibit Index at Page 4




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) The contents of Registration Statement on Form S-8 No. 33-73764, filed on January 3, 1994.

         (b) The contents of the Registrant's Form 10-K for the fiscal year ended December 31, 1995.

         (c) The contents of the Registrant's Form 10-Q for the first quarter ended March 31, 1996.

         (c) The contents of the Registration Statement on Form S-3 No. 333-5523, filed on June 7, 1996.

         All documents subsequently filed by the Small Business Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     5.       Opinion of Maslon Edelman Borman & Brand, a Professional Limited
              Liability Partnership
     23A.     Consent of Arthur Andersen LLP
     23B.     Consent of Maslon Edelman Borman & Brand, a Professional Limited
              Liability Partnership (contained in Exhibit 5).
     24.      Power of Attorney (included on Page 3).




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on June 17, 1996.

                                    INNOVATIVE GAMING CORPORATION OF AMERICA
                                    Registrant

                                    By s/ Edward G. Stevenson
                                       Edward G. Stevenson
                                       President (Chief Executive Officer)


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Innovative Gaming Corporation of America, hereby severally constitute Edward G. Stevenson, our true and lawful attorney with full power to him, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Innovative Gaming Corporation of America to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


NAME                                    TITLE                          DATE


s/ Edward G. Stevenson    President, Chief Executive Officer       June 17, 1996
Edward G. Stevenson       Acting Chief Financial Officer and
                          Director (principal executive officer
                          and principal accounting officer)


s/ Lyle Berman            Director                                 June 17, 1996
Lyle Berman


s/ Stanley M. Taube       Director                                 June 17, 1996
Stanley M. Taube





                                    EXHIBITS



Exhibit                   Description of Exhibit                        Page No.
Number
5.      Opinion of Maslon Edelman Borman & Brand, a Professional
        Limited Liability Partnership                                      5
23A.    Consent of Arthur Andersen LLP                                     6
23B.    Consent of Maslon Edelman Borman & Brand, a Professional
        Limited Liability Partnership (contained in Exhibit 5).            5
24.     Power of Attorney (included on Page 3).                            3